UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

The information disclosed in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 8.01                                           Other Events.

We are currently in the process of finalizing our unaudited consolidated financial statements for the three months ended September 30, 2013, and therefore, our complete financial results are not yet available. Our unaudited consolidated financial statements for the three months ended September 30, 2013, have not yet been reviewed by our independent registered public accounting firm.

We expect total revenues for the three months ended September 30, 2013 to be $1.50 million, compared to revenues of $1.29 million for the three months ended September 30, 2012. The increase was driven primarily by increased microarray testing volumes, which increased by 34% from 857 billable tests for the third quarter ended September 30, 2012, to 1,145 tests for the third quarter ended September 30, 2013. The prior year revenues included $195,000 of clinical trial support services revenues, which did not repeat in 2013. Diagnostic testing revenues of $1.47 million grew by 39% in the third quarter of 2013, from $1.05 million in the third quarter of 2012. Also, prenatal microarray revenues increased to $847,000 for the three months ended September 30, 2013, compared to $370,000 for the comparable period in 2012, driven primarily by increased prenatal microarray volumes, which increased by 140% to 541 for the three months ended September 30, 2013, compared to 225 in the comparable period in 2012.

Cash and cash equivalents and total assets were $4.0 million and $7.0 million as of September 30, 2013, compared to $2.4 million and $5.2 million as of December 31, 2012, respectively. Our cash balances have increased due primarily to financing activities in 2013, partially offset by cash used in operations, which was $1.2 million for the three months ended September 30, 2013, compared to $1.4 million in the comparable period in 2012. Our warrant liability decreased to $1.1 million as of September 30, 2013, from $4.2 million as of December 31, 2012, as a result of warrant exercises and decreases in the fair value of the derivative warrant liability during 2013. Total liabilities decreased to $2.6 million as of September 30, 2013, from $5.9 million as of December 31, 2012, primarily due to decreases in the derivative warrant liability. Stockholders’ equity increased to $4.4 million as of September 30, 2013, from a deficit of $1.1 million as of December 31, 2012. The increase in stockholders’ equity is due primarily to financing activities during 2013, coupled with the recognition of warrant derivative gains from lower warrant liability valuations as of September 30, 2013, compared to December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated: October 25, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer